As filed with the Securities and Exchange Commission on May 2, 2012
Registration No. 333-179124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERFUMANIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	5900	65-0977964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 Sawgrass Drive, Suite 2
Bellport, NY 11713
(Address of Principal Executive Offices) (Zip Code)

Donna L. Dellomo
Chief Financial Officer
Perfumania Holdings, Inc.
35 Sawgrass Drive, Suite 2
Bellport, NY 11713
Phone: (631) 866-4100
(Telephone number, including area code, of agent for service)

Copy to:

Matthew C. Dallett
Edwards Wildman Palmer LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
Tel: (617) 239-0100

Approximate date of commencement of proposed sale of the securities to the public: This Post-Effective Amendment No. 1 deregisters the securities that remain unsold hereunder as of the date hereof.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non–accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

 If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF UNSOLD SECURITIES
Perfumania Holdings, Inc., a Florida Corporation (the “Registrant”), filed Registration Statement No. 333-179124 on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission on January 23, 2012, as amended by Amendment No. 1, filed on February 23, 2012 and Amendment No. 2, filed on March 5, 2012, which registered 11,493,795 shares of the Registrant’s common stock in connection with the Registrant's acquisition of Parlux Fragrances, Inc. The Registrant issued a total of 6,014,128 shares of the Registrant’s common stock pursuant to the Registration Statement in connection with the merger.
Following the merger, the Registrant terminated the offering of shares of its common stock registered on the Registration Statement. Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellport, State of New York, on May 2, 2012.

PERFUMANIA HOLDINGS, INC.
By:	/s/ Donna L. Dellomo
	Name:	Donna L. Dellomo
	Title:	Chief Financial Officer